As filed with the Securities and Exchange Commission on November 14, 2005
Registration Statement No. 333-
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Conexant Systems, Inc. (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization) 4000 MacArthur Boulevard, West Tower Newport Beach, California (Address of Principal Executive Offices)	25-1799439 (I.R.S. Employer Identification Number) 92660-3095 (Zip Code)

Conexant Systems, Inc. 2001 Employee Stock Purchase Plan (Full title of the plan)

DENNIS E. O'REILLY, ESQ.
Senior Vice President, Chief Legal Officer and Secretary
Conexant Systems, Inc.
4000 MacArthur Boulevard, West Tower
Newport Beach, California 92660-3095
(Name and address of agent for service)

(949) 483-4600 (Telephone number, including area code, of agent for service)

Copy to: PETER R. KOLYER, ESQ. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 (212) 408-5100

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, par value $.01 per share (including the associated Preferred Share Purchase Rights)	2,500,000 shares	$2.18	$5,450,000	$642

(1)	The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar events.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on November 8, 2005, as reported on The Nasdaq Stock Market, Inc. National Market System.

Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectus that is part of this Registration Statement will be used in connection with the offer and sale of Common Stock of the Registrant previously registered under the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-68724, 333-97539 and 333-121285).

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements on Form S-8 (Registration Nos. 333-68724, 333-97539 and 333-121285) filed by Conexant Systems, Inc. (the “Company”) on August 30, 2001, August 1, 2002 and December 15, 2004, respectively, relating to the Conexant Systems, Inc. 2001 Employee Stock Purchase Plan, as amended (the “Plan”), except as expressly modified herein.

The number of shares of Common Stock of the Company available for delivery under the Plan is subject to an automatic annual increase on the first day of each fiscal year of the Company commencing on the first day of the fiscal year that begins on October 1, 2004 of 2,500,000 shares of Common Stock, subject to the Board of Directors electing a lower amount. This Registration Statement registers the 2,500,000 additional shares of Common Stock resulting from the automatic annual increase for fiscal year 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

                The following documents, which have been filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 10-K of Conexant Systems, Inc. (the “Company”) for the year ended September 30, 2004;

(b)	Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2004;

(c)	Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2005;

(d)	Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2005;

(e)	Current Report on Form 8-K of the Company dated October 28, 2004;

(f)	Current Report on Form 8-K of the Company dated November 4, 2004;

(g)	Current Report on Form 8-K of the Company dated November 10, 2004;

(h)	Current Report on Form 8-K of the Company dated November 15, 2004;

(i)	Current Report on Form 8-K of the Company dated November 18, 2004;

(j)	Current Report on Form 8-K of the Company dated December 8, 2004;

(k)	Current Report on Form 8-K of the Company dated December 15, 2004;

(l)	Current Report on Form 8-K of the Company dated December 22, 2004;

(m)	Current Report on Form 8-K of the Company dated February 28, 2005;

(n)	Current Report on Form 8-K of the Company dated March 14, 2005;

(o)	Current Report on Form 8-K of the Company dated March 29, 2005;

(p)	Current Report on Form 8-K of the Company dated May 10, 2005;

(q)	Current Report on Form 8-K of the Company dated November 8, 2005; and

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(r)	The description of the Company’s Common Stock contained in Item 11 of the Company’s Registration Statement on Form 10, as amended (File No. 000-24923), including any amendment or report filed that updates such description.

                All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 6.    Indemnification of Directors and Officers.

                The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to limitations. The Company’s amended and restated certificate of incorporation provides that the Company’s directors are not liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (iv) for any transaction from which a director derived an improper personal benefit.

                The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents subject to limitations. The Company’s amended bylaws and the appendix thereto provide for the indemnification of directors, officers, employees and agents to the extent permitted by Delaware law. The Company’s directors and officers also are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company has entered into indemnity agreements with its directors and certain of its officers whereby the Company has agreed to indemnify the directors and officers to the extent permitted by Delaware law.

Item 8.    Exhibits.

4.1	Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.a.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, is incorporated herein by reference.

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4.2	Amended Bylaws of the Company, filed as Exhibit 3(ii) to the Company’s Current Report on Form 8-K dated February 28, 2005, are incorporated herein by reference.
4.3	Specimen certificate for the Company’s Common Stock, par value $.01 per share, filed as Exhibit 4.3 to the Company’s Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

4.4.1	Rights Agreement, dated as of November 30, 1998, by and between the Company and Mellon Investor Services (formerly ChaseMellon Shareholder Services, L.L.C.), as rights agent, filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

4.4.2	First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

4.5	Conexant Systems, Inc. 2001 Employee Stock Purchase Plan, as amended, filed as Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-97539), is incorporated herein by reference.

5	Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company.
23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
23.2	Consent of Jasmina Theodore Boulanger, Esq., contained in her opinion filed as Exhibit 5 to this registration statement.
24	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the Company, filed as Exhibit 24 to the Company’s Registration Statement on Form S-8 (Registration No. 333-129676), is incorporated herein by reference.

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SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 14th day of November, 2005.

CONEXANT SYSTEMS, INC.
By	/s/ DENNIS E. O'REILLY (Dennis E. O'Reilly, Senior Vice President, Chief Legal Officer and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 14th day of November, 2005 by the following persons in the capacities indicated:

Signature	Title
DWIGHT W. DECKER*	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
DONALD R. BEALL*	Director
F. CRAIG FARRILL*	Director
BALAKRISHNAN S. IYER*	Director
JOHN W. MARREN*	Director
D. SCOTT MERCER*	Director
J. SCOTT BLOUIN*	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)
* By	/s/ DENNIS E. O'REILLY (Dennis E. O'Reilly, Attorney-in-fact)**
**  By authority of the powers of attorney filed as Exhibit 24 to this Registration Statement. II-4

EXHIBIT INDEX

Exhibit Number		Page
4.1	Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.a.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, is incorporated herein by reference.

4.2	Amended Bylaws of the Company, filed as Exhibit 3(ii) to the Company’s Current Report on Form 8-K dated February 28, 2005, are incorporated herein by reference.
4.3	Specimen certificate for the Company’s Common Stock, par value $.01 per share, filed as Exhibit 4.3 to the Company’s Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

4.4.1	Rights Agreement, dated as of November 30, 1998, by and between the Company and Mellon Investor Services (formerly ChaseMellon Shareholder Services, L.L.C.), as rights agent, filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

4.4.2	First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

4.5	Conexant Systems, Inc. 2001 Employee Stock Purchase Plan, as amended, filed as Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-97539), is incorporated herein by reference.

5	Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company.
23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
23.2	Consent of Jasmina Theodore Boulanger, Esq., contained in her opinion filed as Exhibit 5 to this registration statement.
24	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the Company, filed as Exhibit 24 to the Company’s Registration Statement on Form S-8 (Registration No. 333-129676), is incorporated herein by reference.